Exhibit 99.1
Astec Industries, Inc.

NEWS RELEASE
1725 Shepherd Rd. - Chattanooga, TN 37421 - Phone (423) 899-5898 - Fax (423) 899-4456

ASTEC INDUSTRIES APPOINTS TRACEY H. COOK TO BOARD OF DIRECTORS

CHATTANOOGA, Tenn. (November 19, 2018) – Astec Industries, Inc. (Nasdaq: ASTE) today announced that Tracey H. Cook, President, AMECO Business Line ("AMECO") of Fluor Corporation, has been appointed to the Company's Board of Directors and will also serve as a member of the Board's Audit Committee, effective November 14, 2018. Ms. Cook's initial term as a director will expire at the Company's 2019 annual meeting of shareholders, and the Company anticipates that she will stand for reelection at that time.
Ms. Cook, 51, has served as President of AMECO, a service provider of construction equipment, tools and scaffolding solutions since 2014. Ms. Cook began her career with Fluor Corporation ("Fluor"), a Fortune 200 engineering and construction company, in 1989 and has held various leadership positions throughout her nearly 30-year tenure with the company.

Benjamin G. Brock, Chief Executive Officer, stated, "We are delighted to welcome Tracey to the Astec Board and look forward to benefiting from Tracey's significant experience in optimizing operations, international business, and the construction equipment industry. As we continue to execute on our strategy, we anticipate Tracey's contributions will help to enhance shareholder value."

Ms. Cook said, "I am excited and honored to be joining the Astec Board and look forward to working with my fellow Board members to enhance value for Astec's shareholders."

About Tracey Cook
Ms. Cook is a Vice President of Fluor and President of AMECO.  Fluor is a Fortune 500 engineering and construction company and AMECO offerings include construction equipment, tools and scaffolding solutions.  Ms. Cook joined Fluor Corporation in 1989 and, beginning in 2001, served as AMECO's CFO, VP of Regional Operations for North America/Caribbean and Chief Operations Office for the business globally before becoming its President in 2014.  Prior to 2001,  she worked in finance on multiple projects with various industry groups in addition to new business and e-commerce initiatives for Fluor.  She then transferred  to AMECO where she was instrumental in divesting the North American commercial equipment dealerships in 2001.  She has a B.S. in Accounting from the University of South Carolina and has completed several executive management and leadership programs including Wharton and Thunderbird.

About Astec Industries, Inc.
Astec Industries, Inc. is a manufacturer of specialized equipment for asphalt road building; aggregate processing; oil, gas and water well drilling; wood processing and concrete production. Astec's manufacturing operations are divided into three primary business segments: road building, specialized industrial products, and related equipment (Infrastructure Group); aggregate processing and mining equipment (Aggregate and Mining Group); and equipment for the extraction and production of fuels, biomass production, commercial and industrial burners, concrete production and water drilling equipment (Energy Group).

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company.  These forward-looking statements reflect management's expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include:  general uncertainty in the economy, oil, gas and liquid asphalt prices, rising steel prices, decreased funding for highway projects, the relative strength/weakness of the dollar to foreign currencies, production capacity, general business conditions in the industry, demand for the Company's products, seasonality and cyclicality in operating results, seasonality of sales volumes or lower than expected sales volumes, lower than expected margins on custom equipment orders, competitive activity, tax rates and the impact of future legislation thereon, and those other factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2017.

For Additional Information Contact:

Benjamin G. Brock
President and Chief Executive Officer
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: bbrock@astecindustries.com
Or
David C. Silvious
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: dsilvious@astecindustries.com
Or
Stephen C. Anderson
Vice President, Director of Investor Relations & Corporate Secretary
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com